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                                                                  EXHIBIT 23(E)



                      CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation in this registration statement on Form S-4 (File No. 333-01163) of our report dated January 13, 1995, on our audits of the financial statements of Southern Banking Corporation and Subsidiary as of December 31, 1994 and per each of the two years ended December 31, 1994.


/s/ Coopers & Lybrand

May 23, 1996